Exhibit 99.1

FOR IMMEDIATE RELEASE

Blackboxstocks Inc. Signs Definitive Merger Agreement to Acquire Rare Earth Producer REalloys Inc.

Blackbox Stockholders to Retain Approximately 7.3% of the Combined Company’s Common Shares Post Merger based on REalloys’ Initial Valuation of $400 million

REalloys is Poised to be a Fully Integrated Mine-to-Magnet Producer for North America

REalloys’ America First Initiative Focused on Providing Critical Rare Earth Magnets and Alloys for US National Defense Stockpiles

Dallas, Texas, March 10, 2025 – Blackboxstocks Inc. (NASDAQ: BLBX), (“Blackbox” or the “Company”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders, today announced it has entered into a definitive merger agreement to acquire REalloys Inc. (“REalloys”), an integrated company focused on the development and production of rare earth elements (the “Merger”). The Merger is expected to position REalloys to become one of North America’s fully integrated leaders in rare earth high-performance magnet production, securing what REalloys' management believes to be critical supply chains for U.S. national defense, advanced technologies and infrastructure.

Anchored by the Hoidas Lake Rare Earth Deposit in Saskatchewan—one of the world’s richest high-grade sources, rich in neodymium, praseodymium, dysprosium, and terbium—REalloys’ management anticipates its operation will become a cornerstone of the U.S. protected market supply chain. The Company believes that the Merger is a transformative leap towards a fully integrated, mine-to-magnet supply chain in North America. REalloys is committed to its “America First” principle, leveraging cutting-edge efficiency to provide a reliable, scalable supply of rare earth materials amid global uncertainty, with the aim reducing U.S. dependence on foreign suppliers.

David Argyle, Chief Executive Officer of REalloys, commented “REalloys plans to deliver mission-critical magnets to U.S. National Defense Stockpiles and key industries on an accelerated timeline. The United States is reclaiming its dominance in the rare earth and critical minerals arena, and we believe REalloys is well-positioned to be at the forefront of this pivotal shift. We believe this partnership with Blackbox marks an important moment for America’s rare earth production independence.”

Gust Kepler, Chief Executive Officer of the Company, added “We are excited about this transaction with REalloys. Not only do we expect the Merger to deliver significant value for our stockholders, but we also appreciate the opportunity to be involved with helping secure a supply chain that reduces our country’s dependence on foreign adversaries  for materials that are critical to our national defense. We are honored to drive this transformation, fortifying North America’s leadership in rare earth production and safeguarding our nation’s future.”

Transaction Details

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Upon closing of the Merger, it is anticipated Blackbox’s and REalloys’ stockholders will own approximately 7.3% and 92.7%, respectively, of the combined company’s shares of common stock expected to be outstanding upon closing of the Merger, based on REalloys’ initial valuation of $400 million.

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Blackbox’s stockholders of record prior to closing will receive Contingent Value Rights (CVRs) entitling them to certain net proceeds from the potential sale of Blackbox’s current fintech operations within 24 months post-Merger.

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Post-closing, David Argyle is expected to assume the role of Chief Executive Officer of the combined company, while Gust Kepler will continue as Chief Executive Officer of Blackbox.io, Inc., a subsidiary formed to continue the Company’s historic fintech operations. REalloys will appoint five members and current management of Blackbox will appoint one member to the board of directors of the post-Merger combined company.

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Blackbox and REalloys plan to work together to file a Registration Statement and Proxy Statement on Form S-4 to obtain approval of the Merger (the “Merger Registration Statement”). The Merger is expected to close in the second quarter of 2025 and is subject to customary closing conditions including but not limited to regulatory, lender and stockholder approval.

Winstead PC is serving as legal counsel to Blackbox. Haynes and Boone, LLP is serving as legal counsel to REalloys.

Palladium Capital Group, LLC acted as the exclusive Financial Advisor.

For additional information about the Merger, please refer to the Current Report on Form 8-K that will be filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 10, 2025.

About REalloys Inc.

REalloys Inc. is an integrated company focused on the development and production of rare earth elements, with a primary asset in its 100% owned Hoidas Lake deposit located in northern Saskatchewan, Canada. The project already boasts a significant Mineral Resource Estimate of 2,153,000 tons of Total Rare Earth Oxides (TREO) in the Measured and Indicated categories, with significant potential upside. The Hoidas Lake deposit is distinguished by its unique combination of both Heavy Rare Earth Elements (HREEs), including Dysprosium, Terbium, Gadolinium, and Erbium, as well as Light Rare Earth Elements (LREEs) such as Neodymium, Praseodymium, Cerium, and Lanthanum. REalloys is strategically positioning itself by building a North American high-performance magnet supply chain tailored to U.S. protected markets. REalloys’ target sectors include National Defense Stockpiles, the Defense Industrial Base, Nuclear Industrial Base, robotics, electric aviation, and critical infrastructure. With a strong focus on an accelerated timeline, REalloys is committed to supporting the growing demand for these vital materials in key industries.

For more information, go to: https://realloys.com

About Blackboxstocks Inc.

Blackboxstocks Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs "predictive technology" enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/screenshare feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans over 40 countries; current subscription fees are $99.97 per month or $959.00 annually.

For more information, go to: https://blackboxstocks.com/

Important Information for Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the Merger, the Company and REalloys will file with the SEC the Merger Registration Statement on Form S-4, which will include (i) a preliminary prospectus of the Company relating to the offering of the securities to be issued in connection with the Merger, (ii) a preliminary proxy statement of the Company to be distributed to the Company stockholders in connection with the Company’s solicitation of its stockholders’ approval with respect to the Merger and other matters described in the Merger Registration Statement, and (iii) a consent solicitation statement of REalloys to be distributed to the stockholders of REalloys in connection with REalloys’ solicitation for votes to approve the Merger. The Company and REalloys also plan to file other documents with the SEC regarding the Merger. After the Merger Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus/consent solicitation statement will be mailed to the stockholders of the Company and REalloys. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND REALLOYS ARE URGED TO READ THE MERGER REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT CONTAINED THEREIN (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation statement and other documents containing important information about the Company and REalloys once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from the Company’s website at https://blackboxstocks.com or by written request to the Company at Blackboxstocks Inc., 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, Attn: Corporate Secretary.

Participants in the Solicitation

The Company, REalloys and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers is included in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC by the Company on April 1, 2024. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement/prospectus/consent solicitation statement relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (a) those factors described under the heading “Risk Factors” in our filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time; (b) that the Company and REalloys may be unable to complete the proposed Merger and related transactions because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (c) uncertainty as to the timing of completion of the proposed Merger and related transactions; (d) the inability to complete the proposed transaction due to the failure to obtain Company stockholder approval for the proposed Merger and related transactions or the failure to satisfy other conditions to completion of the proposed Merger and related transactions; (e) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (f) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (g) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers and suppliers, and on its operating results and business generally and (h) the outcome of any legal proceedings to the extent initiated against Company, REalloys or others following the announcement of the proposed transaction, as well as the Company’s and REalloys’ management's response to any of the aforementioned factors. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

Blackbox uses and intends to continue to use its Investors website at https://blackboxstocks.com/company-overview as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investors website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

Contacts

Investors@blackboxstocks.com

PCG Advisory

Jeff Ramson

(646) 863-6893

jramson@pcgadvisory.com

REalloys Inc.

info@realloys.com